Exhibit 99.1
Starbucks Reports Q4 and Full Fiscal Year 2025 Results
Company Delivers Global Comparable Store Sales Growth for the First Time in Seven Quarters
“Back to Starbucks” Strategy Building Momentum with Flat U.S. Comparable Store Sales in Q4 and September Turning Positive
Q4 Consolidated Net Revenues Up 5% to $9.6 Billion
Q4 GAAP EPS $0.12, Non-GAAP EPS $0.52

SEATTLE; October 29, 2025 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended September 28, 2025. GAAP results in fiscal 2025 and fiscal 2024 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q4 Fiscal Year 2025 Highlights

•Global comparable store sales increased 1%, primarily driven by a 1% increase in comparable transactions
◦North America and U.S. comparable store sales were flat, driven by a 1% increase in average ticket, offset by a 1% decline in comparable transactions;
◦International comparable store sales increased 3%, driven by a 6% increase in comparable transactions, partially offset by a 3% decline in average ticket; China comparable store sales increased 2%, driven by a 9% increase in comparable transactions, partially offset by a 7% decline in average ticket
•The company had 107 net store closures in Q4, ending the period with 40,990 stores. This included 627 stores closed as part of our restructuring plan announced on September 25, 2025, of which over 90% were in North America.
◦At the end of Q4, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 16,864 and 8,011 stores in the U.S. and China, respectively
•Consolidated net revenues increased 5%, including on a constant currency basis, to $9.6 billion
•GAAP operating margin contracted 1,150 basis points year-over-year to 2.9%, primarily due to restructuring costs associated with the closure of coffeehouses (stores) and simplification of our support organization, inflation, investments in support of “Back to Starbucks”, which were largely in labor hours, and deleverage.
◦Non-GAAP operating margin contracted 500 basis points year-over-year, including on a constant currency basis, to 9.4%
•Effective tax rate of 18.8% compared to 23.8% in the prior year. The decrease was primarily driven by lower pre-tax earnings and the proportionate impacts from certain permanent differences and discrete items.
•GAAP earnings per share of $0.12 declined 85% over prior year
◦Non-GAAP earnings per share of $0.52 declined 35% over prior year, or 34% on a constant currency basis

Full Fiscal Year 2025 Highlights

•Global comparable store sales declined 1%, driven by a 2% decline in comparable transactions, partially offset by a 1% increase in average ticket
◦North America and U.S. comparable store sales declined 2%, driven by a 4% decline in comparable transactions, partially offset by a 2% increase in average ticket;
◦International comparable store sales were flat, driven by a 2% increase in comparable transactions, offset by a 2% decline in average ticket; China comparable store sales declined 1%, driven by a 5% decline in average ticket, partially offset by a 4% increase in comparable transactions
•Consolidated net revenues increased 3%, including on a constant currency basis, to $37.2 billion
•GAAP operating margin contracted 710 basis points year-over-year to 7.9%, primarily due to restructuring costs associated with the closure of coffeehouses and simplification of our support organization, deleverage, investments in support of “Back to Starbucks,” which were largely in labor hours, and inflation.

◦Non-GAAP operating margin contracted 510 basis points year-over-year to 9.9%, or contracted 500 basis points on a constant currency basis.
•Effective tax rate of 25.9% compared to 24.3% in the prior year. The increase was primarily due to the discrete impact of changes in indefinite reinvestment assertions for certain foreign entities in Q3, partially offset by the discrete impact of a tax status change for a certain foreign entity in Q1.
•GAAP earnings per share of $1.63 declined 51% over prior year
◦Non-GAAP earnings per share of $2.13 declined 36% over prior year, or a 35% decline on a constant currency basis

“We’re a year into our ‘Back to Starbucks’ strategy, and it’s clear that our turnaround is taking hold,” commented Brian Niccol, chairman and chief executive officer. “Our return to global comp growth and the momentum we’re building give me confidence we’re on the right path to deliver the very best of Starbucks for our customers, partners and shareholders.”

“Q4 was a milestone quarter in getting ‘Back to Starbucks’, having delivered global comp growth for the first time in seven quarters,” commented Cathy Smith, chief financial officer. “We know this continues to be a multi-year turnaround. We remain focused on driving our topline while managing the costs that are within our control to deliver durable, sustainable growth and long-term shareholder value.”
Q4 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 28, 2025	Sep 29, 2024
Change in Comparable Store Sales (1)	0%	(6)%
Change in Transactions	(1)%	(10)%
Change in Ticket	1%	4%
Store Count (2)	18,311	18,424	(1)%
Net revenues	$6,901.5	$6,691.9	3%
Operating Income	$308.5	$1,253.5	(75)%
Operating Margin	4.5%	18.7%	(1,420) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while permanent store closures are removed in the month following closure.
(2) Includes 584 stores closed in Q4 FY25 as part of our “Back to Starbucks” restructuring plan.

Net revenues for the North America segment increased 3% over Q4 FY24 to $6.9 billion in Q4 FY25, primarily driven by net new company-operated store growth of 4% over the past 12 months, prior to the restructuring closures late in the quarter. This increase was partially offset by a decline in our licensed store business.

Operating income decreased to $308.5 million in Q4 FY25 compared to $1.3 billion in Q4 FY24. Operating margin of 4.5% contracted from 18.7% in the prior year, primarily due to restructuring costs associated with the closure of coffeehouses and simplification of our support organization, deleverage, investments in support of “Back to Starbucks”, which were largely in labor hours, and inflation.

Q4 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 28, 2025	Sep 29, 2024
Change in Comparable Store Sales (1)	3%	(9)%
Change in Transactions	6%	(4)%
Change in Ticket	(3)%	(5)%
Store Count (2)	22,679	21,775	4%
Net revenues	$2,070.9	$1,893.2	9%
Operating Income	$223.2	$282.9	(21)%
Operating Margin	10.8%	14.9%	(410) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while permanent store closures are removed in the month following closure.
(2) Includes 43 stores closed in Q4 FY25 as part of our “Back to Starbucks” restructuring plan.

Net revenues for the International segment increased 9% over Q4 FY24 to $2.1 billion in Q4 FY25, primarily due to net new company-operated store growth of 5% over the past 12 months, and a 3% increase in comparable store sales, driven by a 6% increase in comparable transactions, partially offset by a 3% decline in average ticket. Also contributing was incremental net revenue from the acquisition of a U.K. licensed business partner and an increase in our licensed store business revenue.

Operating income decreased to $223.2 million in Q4 FY25 compared to $282.9 million in Q4 FY24. Operating margin of 10.8% contracted from 14.9% in the prior year, primarily driven by costs associated with the closure of coffeehouses and simplification of our support organization and increased promotional activity.

Q4 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 28, 2025	Sep 29, 2024
Net revenues	$542.6	$465.4	17%
Operating Income	$265.2	$264.7	—%
Operating Margin	48.9%	56.9%	(800) bps

Net revenues for the Channel Development segment increased 17% over Q4 FY24 to $542.6 million in Q4 FY25, primarily due to an increase in revenue in the Global Coffee Alliance.

Operating income increased to $265.2 million in Q4 FY25 compared to $264.7 million in Q4 FY24. Operating margin of 48.9% contracted from 56.9% in the prior year, primarily driven by a decline in our North American Coffee Partnership joint venture income and mix shift, partially offset by favorable global product costs.

Company Update

1.In September, we announced a restructuring plan involving the closure of coffeehouses, and the further transformation of our support organization, as part of the Company’s “Back to Starbucks” strategy. We assessed our existing store portfolio with respect to both whether coffeehouses had a viable path to offering the physical environment consistent with the brand and a clear path to financial performance. We closed the coffeehouses that did not meet these criteria.
2.In October, the company announced Pilar Ramos as executive vice president and chief legal officer of Starbucks, effective early November 2025.
3.In September, the company opened the first Spain flagship store inside Real Madrid's Santiago Bernabéu Stadium. The opening in Madrid's global destination is a symbol of community connections and offers an immersive coffee experience.
4.In September, the company announced that Starbucks is the official coffee partner of the LA28 Olympic and Paralympic Games and Team USA.
5.The Board declared a cash dividend of $0.62 per share, payable on November 28, 2025, to shareholders of record on November 14, 2025. The company had 62 consecutive quarters of dividend payouts with CAGR of 18% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Conference Call
Starbucks will hold a conference call today at 1:15 p.m. Pacific Time to discuss its results. It will be hosted by Brian Niccol, chairman and ceo, and Cathy Smith, cfo. The call will be webcast and can be accessed on the company's Investor Relations website at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, December 12, 2025.

The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 40,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at about.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results and progress towards our “Back to Starbucks” plan are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as, among others:
•our ability to preserve, grow, and leverage our brands;
•the impact of our brand, marketing, promotional, advertising and pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments;

•the costs and risks associated with, and the successful and timely execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our “Back to Starbucks”(and restructuring) plan;
•the costs and risks associated with, and the successful execution and effects of, strategic changes to our ownership and operating structure, including as a result of acquisitions, divestitures, other strategic transactions or entry into joint ventures;
•our ability to align our investment efforts with our strategic goals;
•evolving consumer preferences, demand, consumption, or spending behavior, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes;
•the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments and our reliance on certain key business partners and suppliers;
•the potential negative effects of food or beverage-safety incidents or product recalls, and any perceived association with such incidents;
•our ability to open new stores and efficiently maintain the attractiveness of our existing stores and manage related costs;
•our heavy reliance on the financial performance of our North America operating segment and our dependence on the performance and growth of certain international markets;
•our ability to operate and successfully expand our footprint in international markets, which is influenced by factors distinct from our North America operating segment;
•inherent risks of operating a global business, including changing conditions in our markets, local factors affecting store openings, protectionist trade or foreign investment policies, such as tariffs and import/export regulations, economic or trade sanctions, compliance with local laws and other regulations, and local labor policies and conditions, including labor strikes and work stoppages;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients and related volatility;
•the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management;
•the potential impact on our supply chain and operations of adverse weather conditions, natural disasters, or significant increases in logistics costs;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers;
•the impact of unfavorable macro-economic conditions and other factors, including economic slowdowns or recessions, rising real estate costs, supply chain disruptions, climate change and extreme weather events, inflection and interest rate fluctuations, government shutdowns, labor unrest, geopolitical instability, disruptions in credit markets and foreign current exchange rate volatility;
•failure to meet market expectations for our financial performance or any announced guidance and the impact thereof;
•failure to attract or retain key executive or partner talent;
•changes in the availability and cost of labor, including any union organizing efforts and our responses to such efforts;
•the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•potential impacts of climate change;
•evolving corporate governance and public disclosure regulations and expectations;
•the potential impact of activist shareholder actions or tactics;
•failure to comply with applicable laws and complex and changing legal and regulatory requirements, including in privacy and data protection;
•the impact or likelihood of significant legal disputes and proceedings or government investigations;
•the unauthorized access, use, theft, or destruction of our data, or of our proprietary or confidential information and the impact thereof;

•potential negative effects of, and our ability to respond to, a material failure, inadequacy, or interruption of our information technology systems or those of our third-party business partners or service providers, or failure to comply with data protection laws; and
•our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
We believe the company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Catherine Park	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

`STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Sep 28, 2025	Sep 29, 2024	% Change	Sep 28, 2025	Sep 29, 2024

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,862.0	$7,442.1	5.6%	82.2%	82.0%
Licensed stores	1,093.0	1,129.5	(3.2)	11.4	12.4
Other	614.0	502.4	22.2	6.4	5.5
Total net revenues	9,569.0	9,074.0	5.5	100.0	100.0
Product and distribution costs	3,071.4	2,810.3	9.3	32.1	31.0
Store operating expenses	4,335.0	3,881.7	11.7	45.3	42.8
Other operating expenses	141.8	138.7	2.2	1.5	1.5
Depreciation and amortization expenses	430.8	395.0	9.1	4.5	4.4
General and administrative expenses	642.0	644.8	(0.4)	6.7	7.1
Restructuring and impairments	755.0	—	nm	7.9	—
Total operating expenses	9,376.0	7,870.5	19.1	98.0	86.7
Income from equity investees	85.2	103.4	(17.6)	0.9	1.1
Operating income	278.2	1,306.9	(78.7)	2.9	14.4
Interest income and other, net	31.5	26.8	17.5	0.3	0.3
Interest expense	(145.8)	(140.0)	4.1	(1.5)	(1.5)
Earnings before income taxes	163.9	1,193.7	(86.3)	1.7	13.2
Income tax expense	30.8	284.1	(89.2)	0.3	3.1
Net earnings including noncontrolling interests	133.1	909.6	(85.4)	1.4	10.0
Net earnings attributable to noncontrolling interests	0.0	0.3	nm	0.0	0.0
Net earnings attributable to Starbucks	$133.1	$909.3	(85.4)	1.4%	10.0%
Net earnings per common share - diluted	$0.12	$0.80	(85.0)%
Weighted avg. shares outstanding - diluted	1,140.9	1,137.3
Cash dividends declared per share	$0.62	$0.61
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				55.1%	52.2%
Effective tax rate including noncontrolling interests				18.8%	23.8%

	Year Ended			Year Ended
	Sep 28, 2025	Sep 29, 2024	% Change	Sep 28, 2025	Sep 29, 2024

				As a % of total net revenues
Net revenues:
Company-operated stores	$30,744.8	$29,765.9	3.3%	82.7%	82.3%
Licensed stores	4,350.4	4,505.1	(3.4)	11.7	12.5
Other	2,089.2	1,905.2	9.7	5.6	5.3
Total net revenues	37,184.4	36,176.2	2.8	100.0	100.0
Product and distribution costs	11,658.2	11,180.6	4.3	31.4	30.9
Store operating expenses	17,058.9	15,286.5	11.6	45.9	42.3
Other operating expenses	584.6	565.6	3.4	1.6	1.6
Depreciation and amortization expenses	1,684.7	1,512.6	11.4	4.5	4.2
General and administrative expenses	2,617.2	2,523.3	3.7	7.0	7.0
Restructuring and impairments	892.0	—	nm	2.4	—
Total operating expenses	34,495.6	31,068.6	11.0	92.8	85.9
Income from equity investees	247.8	301.2	(17.7)	0.7	0.8
Operating income	2,936.6	5,408.8	(45.7)	7.9	15.0
Interest income and other, net	113.3	122.8	(7.7)	0.3	0.3
Interest expense	(542.6)	(562.0)	(3.5)	(1.5)	(1.6)
Earnings before income taxes	2,507.3	4,969.6	(49.5)	6.7	13.7
Income tax expense	650.6	1,207.3	(46.1)	1.7	3.3
Net earnings including noncontrolling interests	1,856.7	3,762.3	(50.6)	5.0	10.4
Net earnings attributable to noncontrolling interests	0.3	1.4	(78.6)	0.0	0.0
Net earnings attributable to Starbucks	$1,856.4	$3,760.9	(50.6)	5.0%	10.4%
Net earnings per common share - diluted	$1.63	$3.31	(50.8)%
Weighted avg. shares outstanding - diluted	1,139.8	1,137.3
Cash dividends declared per share	$2.45	$2.32
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				55.5%	51.4%
Effective tax rate including noncontrolling interests				25.9%	24.3%

Segment Results (in millions)

North America

	Sep 28, 2025	Sep 29, 2024	% Change	Sep 28, 2025	Sep 29, 2024
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,277.8	$6,018.0	4.3%	91.0%	89.9%
Licensed stores	622.0	673.4	(7.6)	9.0	10.1
Other	1.7	0.5	240.0	0.0	0.0
Total net revenues	6,901.5	6,691.9	3.1	100.0	100.0
Product and distribution costs	1,944.4	1,854.5	4.8	28.2	27.7
Store operating expenses	3,530.8	3,150.8	12.1	51.2	47.1
Other operating expenses	65.0	67.0	(3.0)	0.9	1.0
Depreciation and amortization expenses	304.7	278.2	9.5	4.4	4.2
General and administrative expenses	119.4	87.9	35.8	1.7	1.3
Restructuring and impairments	628.7	—	nm	9.1	—
Total operating expenses	6,593.0	5,438.4	21.2	95.5	81.3
Operating income	$308.5	$1,253.5	(75.4)%	4.5%	18.7%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				56.2%	52.4%

Year Ended
Net revenues:
Company-operated stores	$24,793.0	$24,258.7	2.2%	90.6%	89.8%
Licensed stores	2,575.6	2,747.4	(6.3)	9.4	10.2
Other	4.5	3.4	32.4	0.0	0.0
Total net revenues	27,373.1	27,009.5	1.3	100.0	100.0
Product and distribution costs	7,628.7	7,478.0	2.0	27.9	27.7
Store operating expenses	13,973.3	12,467.1	12.1	51.0	46.2
Other operating expenses	281.6	280.9	0.2	1.0	1.0
Depreciation and amortization expenses	1,196.3	1,052.4	13.7	4.4	3.9
General and administrative expenses	483.3	375.8	28.6	1.8	1.4
Restructuring and impairments	653.2	—	nm	2.4	—
Total operating expenses	24,216.4	21,654.2	11.8	88.5	80.2
Operating income	$3,156.7	$5,355.3	(41.1)%	11.5%	19.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				56.4%	51.4%

International

	Sep 28, 2025	Sep 29, 2024	% Change	Sep 28, 2025	Sep 29, 2024
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,584.2	$1,424.1	11.2%	76.5%	75.2%
Licensed stores	471.0	456.1	3.3	22.7	24.1
Other	15.7	13.0	20.8	0.8	0.7
Total net revenues	2,070.9	1,893.2	9.4	100.0	100.0
Product and distribution costs	741.4	651.6	13.8	35.8	34.4
Store operating expenses	804.2	730.9	10.0	38.8	38.6
Other operating expenses	60.2	56.3	6.9	2.9	3.0
Depreciation and amortization expenses	94.4	87.3	8.1	4.6	4.6
General and administrative expenses	85.2	84.9	0.4	4.1	4.5
Restructuring and impairments	62.6	—	nm	3.0	—
Total operating expenses	1,848.0	1,611.0	14.7	89.2	85.1
Income/(loss) from equity investees	0.3	0.7	(57.1)	0.0	0.0
Operating income	$223.2	$282.9	(21.1)%	10.8%	14.9%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.8%	51.3%

Year Ended
Net revenues:
Company-operated stores	$5,951.8	$5,507.2	8.1%	76.1%	75.0%
Licensed stores	1,774.8	1,757.7	1.0	22.7	24.0
Other	93.3	74.0	26.1	1.2	1.0
Total net revenues	7,819.9	7,338.9	6.6	100.0	100.0
Product and distribution costs	2,749.8	2,575.2	6.8	35.2	35.1
Store operating expenses	3,085.6	2,819.4	9.4	39.5	38.4
Other operating expenses	242.0	225.1	7.5	3.1	3.1
Depreciation and amortization expenses	363.9	338.3	7.6	4.7	4.6
General and administrative expenses	344.3	338.8	1.6	4.4	4.6
Restructuring and impairments	82.5	—	nm	1.1	—
Total operating expenses	6,868.1	6,296.8	9.1	87.8	85.8
Income/(loss) from equity investees	(1.8)	3.6	nm	0.0	0.0
Operating income	$950.0	$1,045.7	(9.2)%	12.1%	14.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.8%	51.2%

Channel Development

	Sep 28, 2025	Sep 29, 2024	% Change	Sep 28, 2025	Sep 29, 2024
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$542.6	$465.4	16.6%
Product and distribution costs	343.9	286.1	20.2	63.4%	61.5%
Other operating expenses	16.6	15.3	8.5	3.1	3.3
General and administrative expenses	1.0	2.0	(50.0)	0.2	0.4
Restructuring and impairments	0.8	—	nm	0.1	—
Total operating expenses	362.3	303.4	19.4	66.8	65.2
Income from equity investees	84.9	102.7	(17.3)	15.6	22.1
Operating income	$265.2	$264.7	0.2%	48.9%	56.9%

Year Ended
Net revenues	$1,871.7	$1,769.8	5.8%
Product and distribution costs	1,168.3	1,075.4	8.6	62.4%	60.8%
Other operating expenses	60.2	58.4	3.1	3.2	3.3
General and administrative expenses	5.8	7.7	(24.7)	0.3	0.4
Restructuring	1.9	—	nm	0.1	—
Total operating expenses	1,236.2	1,141.5	8.3	66.0	64.5
Income from equity investees	249.6	297.6	(16.1)	13.3	16.8
Operating income	$885.1	$925.9	(4.4)%	47.3%	52.3%

Corporate and Other

	Sep 28, 2025	Sep 29, 2024	% Change

Quarter Ended
Net revenues	$54.0	$23.5	129.8%
Product and distribution costs	41.7	18.1	130.4
Other operating expenses	—	0.1	nm
Depreciation and amortization expenses	31.7	29.5	7.5
General and administrative expenses	436.4	470.0	(7.1)
Restructuring and impairments	62.9	—	nm
Total operating expenses	572.7	517.7	10.6
Operating loss	$(518.7)	$(494.2)	5.0%

Year Ended
Net revenues	$119.7	$58.0	106.4%
Product and distribution costs	111.4	52.0	114.2
Other operating expenses	0.8	1.2	(33.3)
Depreciation and amortization expenses	124.5	121.9	2.1
General and administrative expenses	1,783.8	1,801.0	(1.0)
Restructuring and impairments	154.4	—	nm
Total operating expenses	2,174.9	1,976.1	10.1
Operating loss	$(2,055.2)	$(1,918.1)	7.1%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Sep 28, 2025	Sep 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,219.8	$3,286.2
Short-term investments	247.2	257.0
Accounts receivable, net	1,277.5	1,213.8
Inventories	2,185.6	1,777.3
Prepaid expenses and other current assets	452.2	313.1
Total current assets	7,382.3	6,847.4
Long-term investments	246.9	276.0
Equity investments	466.2	463.9
Property, plant and equipment, net	8,493.5	8,665.5
Operating lease, right-of-use asset	9,315.7	9,286.2
Deferred income taxes, net	1,826.9	1,766.7
Other long-term assets	752.5	617.0
Other intangible assets	166.8	100.9
Goodwill	3,368.9	3,315.7
TOTAL ASSETS	$32,019.7	$31,339.3
LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,852.8	$1,595.5
Accrued liabilities	2,359.7	2,194.7
Accrued payroll and benefits	1,093.9	786.6
Current portion of operating lease liability	1,564.5	1,463.1
Stored value card liability and current portion of deferred revenue	1,840.6	1,781.2
Current portion of long-term debt	1,498.9	1,248.9
Total current liabilities	10,210.4	9,070.0
Long-term debt	14,575.9	14,319.5
Operating lease liability	8,972.2	8,771.6
Deferred revenue	5,772.6	5,963.6
Other long-term liabilities	577.8	656.2
Total liabilities	40,108.9	38,780.9
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,136.9 and 1,133.5 shares, respectively	1.1	1.1
Additional paid-in capital	634.1	322.6
Retained deficit	(8,272.5)	(7,343.8)
Accumulated other comprehensive income/(loss)	(459.3)	(428.8)
Total shareholders’ deficit	(8,096.6)	(7,448.9)
Noncontrolling interests	7.4	7.3
Total deficit	(8,089.2)	(7,441.6)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$32,019.7	$31,339.3

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Year Ended
	Sep 28, 2025	Sep 29, 2024	Oct 1, 2023
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,856.7	$3,762.3	$4,124.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,771.5	1,592.4	1,450.3
Deferred income taxes, net	(90.6)	(13.8)	(59.4)
Income earned from equity method investees, net	(274.2)	(306.4)	(301.8)
Distributions received from equity method investees	294.4	333.3	222.8
Gain on sale of assets	—	—	(91.3)
Stock-based compensation	318.3	308.3	302.7
Non-cash lease costs	1,513.8	1,314.9	1,365.9
Loss on disposal, impairment and accelerated amortization of assets	834.7	121.5	101.4
Other	17.3	31.9	26.8
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(89.7)	18.4	(4.1)
Inventories	(408.4)	42.8	366.4
Income taxes payable	103.8	(61.9)	52.5
Accounts payable	261.0	28.0	100.1
Deferred revenue	(120.7)	(72.2)	(110.8)
Operating lease liability	(1,576.7)	(1,294.9)	(1,443.8)
Other operating assets and liabilities	336.3	291.0	(93.7)
Net cash provided by operating activities	4,747.5	6,095.6	6,008.7
INVESTING ACTIVITIES:
Purchases of investments	(333.6)	(627.5)	(610.5)
Sales of investments	1.1	10.3	2.5
Maturities and calls of investments	391.8	768.2	616.9
Additions to property, plant and equipment	(2,305.5)	(2,777.5)	(2,333.6)
Acquisitions, net of cash acquired	(177.1)	—	—
Proceeds from sale of assets	—	—	110.0
Other	(62.1)	(72.7)	(56.1)
Net cash used in investing activities	(2,485.4)	(2,699.2)	(2,270.8)
FINANCING ACTIVITIES:
Net (payments)/proceeds from issuance of commercial paper	—	—	(175.0)
Net proceeds from issuance of short-term debt	2.4	123.8	114.6
Repayments of short-term debt	(7.8)	(157.5)	(78.8)
Net proceeds from issuance of long-term debt	1,748.5	1,995.3	1,497.8
Repayments of long-term debt	(1,250.0)	(1,825.1)	(1,000.0)
Proceeds from issuance of common stock	77.0	108.0	167.4
Cash dividends paid	(2,771.4)	(2,585.0)	(2,431.8)
Repurchase of common stock	—	(1,266.7)	(984.4)
Minimum tax withholdings on share-based awards	(87.4)	(100.4)	(89.3)
Other	(9.3)	(10.6)	(11.1)
Net cash used in financing activities	(2,298.0)	(3,718.2)	(2,990.6)
Effect of exchange rate changes on cash and cash equivalents	(30.5)	56.5	(14.2)
Net increase/(decrease) in cash and cash equivalents	(66.4)	(265.3)	733.1
CASH AND CASH EQUIVALENTS:
Beginning of period	3,286.2	3,551.5	2,818.4
End of period	$3,219.8	$3,286.2	$3,551.5
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	588.3	570.7	524.3
Income taxes	715.6	1,373.3	1,294.2

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Sep 28, 2025	Sep 29, 2024
Net revenues	$6,429.0	$6,245.1	3%
Change in Comparable Store Sales (1)	0%	(6)%
Change in Transactions	(1)%	(10)%
Change in Ticket	1%	4%
Store Count (2)	16,864	16,941	—%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while permanent store closures are removed in the month following closure.
(2)Includes 520 stores closed in Q4 FY25 as part of our “Back to Starbucks” restructuring plan.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Sep 28, 2025	Sep 29, 2024
Net revenues	$831.6	$783.7	6%
Change in Comparable Store Sales (1)	2%	(14)%
Change in Transactions	9%	(6)%
Change in Ticket	(7)%	(8)%
Store Count (2)	8,011	7,596	5%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while permanent store closures are removed in the month following closure.
(2)Includes 40 stores closed in Q4 FY25 as part of our “Back to Starbucks” restructuring plan.

Store Data

	Net stores opened/(closed) and transferred during the period (1)
	Quarter Ended		Year Ended		Stores open as of
	Sep 28, 2025	Sep 29, 2024	Sep 28, 2025	Sep 29, 2024	Sep 28, 2025	Sep 29, 2024
North America:
Company-operated stores	(435)	221	(143)	533	11,018	11,161
Licensed stores	12	5	30	81	7,293	7,263
Total North America	(423)	226	(113)	614	18,311	18,424
International:
Company-operated stores	219	331	639	893	10,496	9,857
Licensed stores	97	165	265	654	12,183	11,918
Total International	316	496	904	1,547	22,679	21,775
Total Company	(107)	722	791	2,161	40,990	40,199
(1) Includes 627 stores closed in Q4 FY25 as part of our “Back to Starbucks” restructuring plan.

Non-GAAP Disclosure

In addition to the generally accepted accounting principles in the United States (GAAP) results provided in this release, the company provides certain non-GAAP financial measures in this release that are not in accordance with, or alternatives for, GAAP. When provided to investors, our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as management believes this exclusion contributes to a more meaningful evaluation of the company’s future operating performance and comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are G&A, operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs
Management excludes restructuring and impairment costs relating to the write-down of certain company-operated store assets and employee severance costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

Litigation settlements
Management excludes settlements that are associated with litigation events that are not expected to recur at a similar frequency and magnitude in the future for the reasons discussed above. The amounts represent a cash settlement received by the Company.

Transaction costs	Management excludes transaction costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

The Company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, including with respect to consolidated net revenues, operating income, operating margin, and earnings per share, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share, and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Sep 29, 2024 as reported (GAAP)	$9,074.0
Revenue for the quarter ended Sep 28, 2025 as reported (GAAP)	$9,569.0
Change (%)	5.5%
Constant Currency Impact (%)	(0.2)%
Change in Constant Currency (%)	5.3%
STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Year Ended
Consolidated
Revenue for the year ended Sep 29, 2024 as reported (GAAP)	$36,176.2
Revenue for the year ended Sep 28, 2025 as reported (GAAP)	$37,184.4
Change (%)	2.8%
Constant Currency Impact (%)	0.1%
Change in Constant Currency (%)	2.9%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended (1)
Consolidated	Sep 28, 2025	Sep 29, 2024	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$278.2	$1,306.9	(78.7)%
Restructuring and impairments (2)	755.0	—
Litigation settlements (3)	(145.2)	—
Transaction costs (4)	8.2	—
Non-GAAP operating income	$896.2	$1,306.9	(31.4)%	0.2%	(31.2)%

Operating margin, as reported (GAAP)	2.9%	14.4%	(1,150) bps
Restructuring and impairments (2)	7.9%	—%
Litigation settlements (3)	(1.5)%	—%
Transaction costs (4)	0.1%	—%
Non-GAAP operating margin	9.4%	14.4%	(500) bps	— bps	(500) bps
					contracted
Diluted net earnings per share, as reported (GAAP)	$0.12	$0.80	(85.0)%
Restructuring and impairments (2)	0.66	—
Litigation settlements (3)	(0.13)	—
Transaction costs (4)	0.01	—
Income tax effect on Non-GAAP adjustments (5)	(0.14)	—
Non-GAAP diluted net earnings per share	$0.52	$0.80	(35.0)%	1.2%	(33.8)%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)Related to settlements associated with litigation events that are not expected to recur at a similar frequency and magnitude in the future.
(4)Represents costs associated with a potential strategic partnership.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

	Year Ended (1)
Consolidated	Sep 28, 2025	Sep 29, 2024	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$2,936.6	$5,408.8	(45.7)%
Restructuring and impairment costs (2)	892.0	—
Litigation settlements (3)	(145.2)	—
Transaction costs (4)	8.2	—
Non-GAAP operating income	$3,691.6	$5,408.8	(31.7)%	0.6%	(31.1)%

Operating margin, as reported (GAAP)	7.9%	15.0%	(710) bps
Restructuring and impairment costs (2)	2.4%	—%
Litigation settlements (3)	(0.4)%	—%
Transaction costs (4)	—%	—%
Non-GAAP operating margin	9.9%	15.0%	(510) bps	10 bps	(500) bps

Diluted net earnings per share, as reported (GAAP)	$1.63	$3.31	(50.8)%
Restructuring and impairment costs (2)	0.78	—
Litigation settlements (3)	(0.13)	—
Transaction costs (4)	0.01	—
Income tax effect on Non-GAAP adjustments (5)	(0.16)	—
Non-GAAP EPS	$2.13	$3.31	(35.6)%	0.9%	(34.7)%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)Related to settlements associated with litigation events that are not expected to recur at a similar frequency and magnitude in the future.
(4)Represents costs associated with a potential strategic partnership.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q4 QTD FY25 NON-GAAP DISCLOSURE DETAILS
(in millions and before income taxes)

Q4 QTD FY25	North America		International	Channel Development	Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and Impairment costs	Litigation Settlements	Restructuring and impairment costs	Restructuring and impairment costs	Restructuring and impairment costs	Transaction costs	Total Non-GAAP Adjustment
Restructuring and impairments	$628.7	$—	$62.6	$0.8	$62.9	$—	$755.0
Store operating expenses	—	(145.2)	—	—	—	—	(145.2)
General and administrative expenses	—	—	—	—	—	8.2	8.2
Total impact to operating income	$(628.7)	$145.2	$(62.6)	$(0.8)	$(62.9)	$(8.2)	$(618.0)

Q4 YTD FY25 NON-GAAP DISCLOSURE DETAILS
(in millions and before income taxes)

Q4 YTD FY25	North America		International	Channel Development	Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and Impairment costs	Litigation Settlements	Restructuring and impairment costs	Restructuring and impairment costs	Restructuring and impairment costs	Transaction costs	Total Non-GAAP Adjustment
Restructuring and impairments	$653.2	$—	$82.5	$1.9	$154.4	$—	$892.0
Store operating expenses	—	(145.2)	—	—	—	—	(145.2)
General and administrative expenses	—	—	—	—	—	8.2	8.2
Total impact to operating income	$(653.2)	$145.2	$(82.5)	$(1.9)	$(154.4)	$(8.2)	$(755.0)